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                                                                    EXHIBIT 23.1




                        CONSENT OF KPMG PEAT MARWICK LLP



     We consent to incorporation by reference in this Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-4 of Sybron International Corporation (File No. 333-47795) of our reports dated November 7, 1997, relating to the consolidated balance sheets of Sybron International Corporation and subsidiaries as of September 30, 1997 and 1996, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended September 30, 1997, and related financial statement schedule, which reports appear in the September 30, 1997 Annual Report on Form 10-K of Sybron International Corporation. We also consent to the references to our firm under the heading "Experts" in the Prospectus.



                              /s/ KPMG PEAT MARWICK LLP



                              KPMG PEAT MARWICK LLP




Milwaukee, Wisconsin
July 17, 1998